Exhibit 99.2
Synalloy Announces $10 Million Rights Offering

– Rights Offering Will Be Available To All Shareholders Of Record On November 29, 2021 –

– Oversubscription Privilege Available To Shareholders Who Fully Subscribe –

– Insiders And Largest Shareholders Intend To Fully Subscribe And Exercise Oversubscription Privileges –

Richmond, Virginia, November 16, 2021 – Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, today announced its Board of Directors approved a $10 million rights offering (the “Rights Offering”) to existing shareholders.

Under the terms of the Rights Offering, the Company will be distributing non-transferable subscription rights to each holder of its common stock as of 5:00 p.m., Eastern Standard Time, on November 29, 2021 (the “Record Date”). The subscription rights may be exercised at any time during the subscription period, which is expected to commence on November 30, 2021. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Standard Time, on December 16, 2021.

One subscription right will be distributed for each share of common stock held as of the Record Date, with each subscription right exercisable for 0.083768 shares of common stock at an exercise price of $12.75 per full share of common stock. The Company will not issue any fractional shares upon exercise of any subscription rights in the Rights Offering, and shareholders must exercise subscription rights which would result in the issuance of at least one whole share of common stock to participate in the Rights Offering.

Each stockholder that exercises its basic subscription rights in full will be entitled, subject to certain limitations and conditions, to oversubscribe for additional shares that remain unsubscribed at the expiration of the Rights Offering. If the Rights Offering is oversubscribed, then any exercise of the oversubscription privilege will be subject to proration as set forth in the offering documents.

Certain of the Company’s insiders, including all of the directors and the interim CEO, and the Company’s two largest shareholders, Privet Fund LP (“Privet”) and UPG Enterprises LLC (“UPG”), have indicated to the Company that they will be exercising their basic subscription rights in full. Additionally, Privet and UPG have indicated to the Company that they intend to oversubscribe for additional shares of common stock as well. However, no stockholders have made any formal binding commitment in such regard.

The Company plans to use the proceeds from the rights offering for growth initiatives, which may include potential acquisitions, and for general corporate purposes.

The Rights Offering will be made pursuant to the shelf registration statement on Form S-3, which became effective on April 19, 2019, and a prospectus supplement containing the detailed terms of the Rights Offering to be filed with the Securities and Exchange Commission.

Exhibit 99.2
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260

Investor Relations
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com

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